Exhibit 99.1

Metagenomi Presents Data at Scientific Conferences and First Quarter 2024 Financial Results

Late breaking presentation at World Federation of Hemophilia (WFH) World Congress on investigational development program in Hemophilia A; development candidate nomination anticipated in mid-year 2024; 12-month non-human primate durability data expected in 2H 2024

Presentation at American Society of Gene and Cell Therapy (ASGCT) Annual Meeting demonstrated MGX base editing systems expanded genome targetability by 5-fold compared to SpCas9 Base Editors

Presentation at ASGCT demonstrated MGX RNA-mediated integration system (RIGS) shows large gene integration of >900 base pairs in human cells

Recovered full rights to wholly-owned base editing and RIGS systems

Ended Q1 with cash, cash equivalents and available-for-sale marketable securities of $327.4 million; cash runway anticipated to support anticipated operating plans into 2027

Emeryville, CA, May 14, 2024 - Metagenomi, Inc. (Nasdaq: MGX), a precision genetic medicines company committed to developing curative therapeutics for patients using its proprietary, comprehensive metagenomics-derived gene editing toolbox, today reported financial results and business updates for the first quarter ended March 31, 2024.

“Our continued execution in the first quarter of 2024 furthers our mission to develop potentially curative genetic medicines by leveraging our extensive genome editing capabilities,” said Brian C. Thomas, Chief Executive Officer and Founder of Metagenomi. “We are excited by the reception of our presentation on our wholly-owned investigational development program in Hemophilia A at the World Federation of Hemophilia World Congress, which demonstrated Factor VIII expression in the therapeutic range in an ongoing NHP study. Furthermore, we see an opportunity to leverage our Hemophilia A program approach as a platform for additional indications requiring large gene integrations. Our updates regarding our base editing systems and RIGS at the American Society of Gene and Cell Therapy Annual Meeting exemplify our leadership in precision genome editing and complex, large genome corrections. In addition, we are thrilled to have recently regained full rights to our base editing and RIGS technology, and we plan to advance these technologies in indications with significant unmet need, such as Alpha-1 antitrypsin deficiency and Wilson’s disease, either on our own or in conjunction with potential partners.”

Anticipated Milestones in 2024:

Hemophilia A

We anticipate nominating a development candidate for our wholly-owned lead investigational development program in Hemophilia A in mid-year 2024.

We also plan to present 12-month durability data for Factor VIII expression in the ongoing non-human primate study in the second half of 2024. This data represents an important milestone in our pathway towards clinical development and creates a platform for additional large gene integrations.

We plan to demonstrate continued technology advancements at key scientific conferences throughout the remainder of 2024.

Recent Data Presentations:

WFH 2024 World Congress

Madrid, Spain, April 21 – 24, 2024

Late breaking session: Potentially Curative Gene Editing Approach for Hemophilia A
(link to presentation here)

ASGCT 2024 Annual Meeting

Baltimore, MD, May 7 – 11, 2024

Poster Title: Novel CRISPR Effectors and Reverse Transcriptases Discovered from Metagenomics Enable Extensive Remodeling of the Human Genome

(link to poster here)

Poster Title: Novel and Efficient Base Editors Engineered to Comprehensively Target the Human Genome

(link to poster here)

Corporate Updates:

On May 1, 2024, we announced that we regained full global rights to research, develop, manufacture, and commercialize our wholly-owned gene editing technologies, including base editors and RIGS, which were previously subject to exclusive rights granted to ModernaTX, Inc. In addition, we mutually agreed to terminate our collaboration on primary hyperoxaluria type 1 (PH1), and rights to develop the PH1 program, as well as all other rights granted under the collaboration, were returned as part of the termination. This announcement represents a renewed opportunity for us to advance curative genetic medicine through the translation of our broad toolbox of wholly-owned gene editing technologies, as well as a broadened ability to engage with partners in target-specific application of these technologies.

First quarter 2024 Financial Results:

Cash Position: Cash, cash equivalents, and available-for-sale marketable securities were $327.4 million as of March 31, 2024, which includes net proceeds of approximately $80.7 million from our IPO completed in February 2024.

R&D Expenses: Research and development (R&D) expenses were $31.4 million for the three months ended March 31, 2024, compared to $20.1 million for the three months ended March 31, 2023.

G&A Expenses: General and administrative (G&A) expenses were $8.8 million for the three months ended March 31, 2024, compared to $6.5 million for the three months ended March 31, 2023.

Condensed Financial Statements

Condensed Consolidated Balance Sheet Data

(Unaudited)

	March 31,	December 31,
(in thousands)	2024	2023
Cash, cash equivalents and available-for-sale marketable securities	$327,405	$271,182
Total assets	$415,403	$364,842
Total liabilities	$139,770	$149,668
Redeemable convertible preferred stock	$—	$350,758
Total stockholders’ equity (deficit)	$275,633	$(135,584)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$415,403	$364,842

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(In thousands, except share and per share data)	2024	2023
Collaboration revenue	$11,159	$8,657
Operating expenses:
Research and development	31,439	20,130
General and administrative	8,752	6,465
Total operating expenses	40,191	26,595
Loss from operations	(29,032)	(17,938)
Other income (expense):
Interest income	3,934	4,003
Other expense, net	(50)	(1)
Total other income, net	3,884	4,002
Net loss before provision for income taxes	(25,148)	(13,936)
Provision for income taxes	—	(2,197)
Net loss	$(25,148)	$(16,133)
Net loss per share attributable to common stockholders, basic and diluted	$(1.19)	$(4.74)
Weighted average common shares outstanding, basic and diluted	21,137,868	3,404,585

About Metagenomi

Metagenomi is a precision genetic medicines company committed to developing curative therapeutics for patients using its proprietary, comprehensive metagenomics-derived toolbox. Metagenomi is harnessing the power of metagenomics, the study of genetic material recovered from the natural environment, to unlock four billion years of microbial evolution to discover and develop a suite of novel editing tools capable of correcting any type of genetic mutation found anywhere in the genome. Its comprehensive genome editing toolbox includes programmable nucleases, base editors, and RNA and DNA-mediated integration systems (including prime editing systems and clustered regularly interspaced short palindromic repeat associated transposases). Metagenomi believes its diverse and modular toolbox positions the company to access the entire genome and select the optimal tool to unlock the full potential of genome editing for patients. For more information, please visit https://metagenomi.co.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, include, but are not limited to, any statements relating to our growth strategy and product development programs, including the timing for nominating a developmental candidate and presentation of feasibility data, statements concerning the potential of therapies and product candidates, statements related to our cash runway, and any other statements that are not historical facts. Forward looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under, and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in “Risk Factors,” in our most recent Form 10-K and our most recent Form 10-Q on file with the Securities and Exchange Commission (the SEC), as well as subsequent filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Investor Contact:

Simon Harnest CIO, SVP Investor Relations

simon@metagenomi.co

Media Contact:

Ashlye Hodge Communications Manager

ashlye@metagenomi.co